SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2007

SCPIE HOLDINGS INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE	1-12449	95-4557980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1888 Century Park East

Los Angeles, California 90067

(Address of Principal Executive Offices)

(310) 551-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 8.01	Other Events.

On May 22, 2007, SCPIE Holdings Inc. (the “Company”) held its 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) at the Company’s principal executive offices. At the 2007 Annual Meeting, the following individuals were re-elected to the Company’s board of directors for a term ending 2010: Mitchell S. Karlan, M.D. 6,005,281 votes for, 595,608 withheld authority; Jack E. McCleary, M.D. 6,006,605 votes for, 594,284 withheld authority; Wendell L. Moseley, M.D. 5,000,134 votes for, 1,600,755 withheld authority; and Joseph D. Stilwell 6,371,045 votes for, 229,844 withheld authority.

Following the 2007 Annual Meeting, William A. Renert, M.D., Henry L. Stoutz, M.D., Ronald H. Wender, M.D., Donald J. Zuk and Marshall S. Geller continue in office as directors of the Company until the 2008 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Kaj Ahlmann, Willis T. King, Jr. and Elizabeth A. Murphy continue in office as directors of the Company until the 2009 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Also, at the 2007 Annual Meeting, the Company’s stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007. With respect to this selection, 6,522,231 shares voted for ratification, 32,826 shares voted against ratification and 45,832 shares abstained.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 24, 2007	SCPIE HOLDINGS INC.

	By:	/s/ Donald J. Zuk
	Name:	Donald J. Zuk
	Its:	President and Chief Executive Officer

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